Exhibit 99.4

Execution Version

AMENDED AND RESTATED INDENTURE

Dated as of December 12, 2018

Among

COMMUNITY CHOICE FINANCIAL HOLDINGS, LLC,

 as Guarantor

COMMUNITY CHOICE FINANCIAL ISSUER, LLC,

as Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee and Collateral Agent

9.00% SENIOR SECURED NOTES DUE 2023

i

EXHIBITS

Exhibit A        Form of Note

Exhibit B        Form of Certificate of Transfer

Exhibit C        Bloomberg, DTC, and CUSIP Provisions

AMENDED AND RESTATED INDENTURE, dated as of December 12, 2018, among Community Choice Financial Holdings, LLC, a Delaware limited liability company (the “Parent Guarantor”), Community Choice Financial Issuer, LLC, a Delaware limited liability company (the “Issuer”), Computershare Trust Company, N.A. as Trustee and Collateral Agent.

W I T N E S E T H

WHEREAS, the Issuer has previously entered into the Indenture, dated as of September 6, 2018, by and among the Issuer, the Parent Guarantor and the Trustee and Collateral Agent (the “Existing Indenture”), authorizing the creation of an issue of $42,000,000 aggregate principal amount of 9.00% Senior Secured Notes due 2020 (the “Existing Notes”);

WHEREAS, the Issuer, the Parent Guarantor and the Trustee have agreed to amend and restate the Existing Indenture and the Existing Notes as of the date hereof (the “Amendment and Restatement Date”) on the terms and conditions set forth herein;

WHEREAS, all the Holders (as defined in the Existing Indenture) of the Existing Notes have consented to the amendment and restatement of the Existing Indenture and the Existing Notes on the terms and conditions set forth herein (including, without limitation, the transfers of direct and indirect ownership of the Issuer and Parent Guarantor) and have agreed, upon execution of this Indenture, to waive all Defaults or Events of Default (each as defined in the Existing Indenture) that may exist under the Existing Indenture and, as of the date hereof, the same have been irrevocably waived for all purposes by execution hereof (the “Waiver”);

WHEREAS, this amended and restated Indenture shall constitute a supplemental indenture for purposes of Article IX of the Existing Indenture;

WHEREAS, the Issuer and the Parent Guarantor have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Issuer has duly authorized the amendment and restatement of the Existing Notes as $42,000,000 aggregate principal amount of 9.00% Senior Secured Notes due 2023 (as so amended and restated, the “Initial Notes”) and the global notes representing the Existing Notes shall be cancelled upon authentication of such Initial Notes.

NOW, THEREFORE, the Issuer, the Parent Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

 “Additional Notes” means additional Notes (other than the Existing Notes and the Initial Notes) issued under this Indenture in accordance with Sections 2.01 and 5.07 as part of the same series as the Initial Notes.

“Administrative Agent” has the meaning ascribed to it in the Revolving Credit Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Collateral Agent.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the PIK Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided,  however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Authorized Representative” shall have the meaning set forth in the Collateral Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board”, with respect to a Person, means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Bondholder Designee” has the meaning ascribed to it in the Revolving Credit Agreement.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1)        in the case of a corporation, corporate stock;

(2)        in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)        in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)        United States dollars or Canadian dollars;

(2)        (a)       euro, pounds sterling or any national currency of any participating member state of the EMU; or

(b)        in the case of any Foreign Subsidiary, such local currencies held by such Foreign Subsidiary from time to time in the ordinary course of business;

(3)        securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)        certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank (any such instrument, a “Qualifying Bank Instrument”); provided that, with respect to any Qualifying Bank Instrument held by (x) the Issuer or any Domestic Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 and (y) any Foreign Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 or a non-U.S. commercial bank having capital and surplus of not less than $100,000,000 (or the U.S. dollar equivalent thereof as of the date of determination);

(5)        repurchase obligations for underlying securities of the types described in clause (3) or (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)        commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)        marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of acquisition thereof;

(8)        investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (11) below; provided that Qualifying Bank Instruments with any non-U.S. commercial bank and any securities described under clause (11) below, in each case, shall only be counted towards such 95% requirement to the extent that the holder of such investment fund is a Foreign Subsidiary;

(9)        Indebtedness or Preferred Stock issued by Persons (other than the Issuer or any Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;

(10)      Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11)      in the case of any Foreign Subsidiary, readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s and S&P (or, if at any time either Moody’s or S&P shall not be rating such obligations, an equivalent rating from another Rating Agency) maturing within 12 months of the date of acquisition thereof.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) or (2) above, provided that such amounts are converted into any currency described in either clause (1) or (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)        a Change of Control as defined under the Revolving Credit Agreement; or

(2)        CCF OpCo LLC ceases to own directly 100% of the outstanding Capital Stock of the Parent Guarantor; or

(3)        the Parent Guarantor ceases to own directly 100% of the outstanding Capital Stock of the Issuer.

“Collateral Agreement” has the meaning ascribed to it in the Revolving Credit Agreement.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agent” means Computershare Trust Company, N.A., in its capacity as the Collateral Agent appointed and authorized under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and the Security Agreement, and thereafter means the successor serving hereunder and thereunder.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)        to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)        to advance or supply funds

(a)        for the purchase or payment of any such primary obligation, or

(b)        to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)        to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.01, or such other address as to which the Trustee may give notice to the Holders and the Issuer, except that for purposes of Sections 2.03 and 5.02 such term shall mean the office of the Trustee located at Computershare Trust Company, N.A., 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado, 80129, Attention: Corporate Trust, or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(a), substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, which Depositary shall be a clearing agency registered under the Exchange Act; and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

“EMU” means the economic and monetary union as contemplated by the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“fair market value” means, at the time of such determination, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and any Subsidiary of such Foreign Subsidiary.

“Global Note Legend” means the legend set forth in Section 2.06(c), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 and 2.06(b).

“Government Securities” means securities that are:

(1)        direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)        obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Grantors” means the Issuer and the Parent Guarantor.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by Parent Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Indebtedness” means, with respect to any Person, without duplication:

(1)        any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)        in respect of borrowed money;

(b)        evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)        representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)        representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in any of clauses (a) through (d) above (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any parent entity that is non-recourse to the Issuer and all of its Subsidiaries but that appears on the consolidated balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2)        all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person;

(3)        to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) above of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(4)        to the extent not otherwise included, the obligations of the type referred to in clause (1) or (2) above of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided,  however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Indenture” means this Amended and Restated Indenture, as amended, supplemented or otherwise modified from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means the last day of each month to stated maturity, or if any such day is not a Business Day, on the next preceding Business Day; provided that the first Interest Payment Date after the Amendment and Restatement Date shall be December 31, 2018.

“Investments” means, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or loans receivable, trade credit, advances to customers, and commission, travel and similar advances to officers and employees, in each case made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet

(excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

If the Parent Guarantor or any Subsidiary of the Parent Guarantor sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Parent Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Parent Guarantor, the Parent Guarantor (or the applicable Subsidiary) will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Parent Guarantor’s (and its Subsidiaries’) Investments in such Subsidiary that were not sold or disposed of.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, return of capital or repayment received in cash by the Parent Guarantor or a Subsidiary in respect of such Investment.

“Investment Grade Rating” means (1) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-  (or the equivalent) by S&P or (2) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB-  (or the equivalent) by S&P and an equivalent rating by any other Rating Agency.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulation of the SEC promulgated thereunder.

“Issue Date” means September 6, 2018.

“Issuer” has the meaning set forth in the recitals hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York, or the location of the Corporate Trust Office of the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan Document Obligations” has the meaning ascribed to it in the Revolving Credit Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“New York UCC” means the UCC as from time to time in effect in the State of New York.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Noteholder Secured Parties” means each Holder of Notes, the Trustee, the Collateral Agent and each other holder of, or obligee in respect of, any Notes Obligations.

“Notes” means the Existing Notes (which shall be cancelled on the Amendment and Restatement Date) and more particularly means any Note authenticated and delivered under this Indenture including the Initial Notes issued on or about this Amendment and Restatement Date.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued.

“Notes Documents” means the Notes, the Guarantees, this Indenture and the Security Documents.

“Notes Obligations” means all Obligations of the Grantors under the Notes, the Guarantees and this Indenture.

“Note Owner” means the Person who is the beneficial owner of the interest in the Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President  or the Secretary, or any Manager, or any person performing such role, of the Issuer or of any other Person, as the case may be.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of any other Person, as the case may be, one of whom must be the Officer from which such certificate is required to be delivered, or, in the event that no such Officer is specified, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or of such other Person that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion delivered to the Trustee from legal counsel that is acceptable to the Trustee in its reasonable discretion.  The counsel may be an employee of or counsel to the Issuer.

“Parent Guarantor” has the meaning set forth in the recitals hereto.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Investments” means, with respect to any Person:

(1)        any Investment in the Issuer pursuant to and in accordance with the terms of the Revolving Credit Agreement;

(2)        any Investment in cash or Cash Equivalents;

(3)        any Investment to the extent arising under the Revolving Credit Agreement; and

(4)        In the case of the Parent Guarantor, any Investment comprising of Capital Stock of the Issuer.

“Permitted Liens” means, with respect to any Person:

(1)        Liens for taxes, assessments or other governmental charges that are not yet overdue for a period of more than 30 days or not yet payable or that are being contested in good faith by appropriate proceedings diligently conducted, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(2)        Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and the Subsidiaries in the ordinary course of business;

(3)        Liens in favor of the Issuer or any Guarantor;

(4)        deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(5)        Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01(a) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(6)        Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of the Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of the Subsidiaries in the ordinary course of business;

(7)        Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(8)        Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral;

(9)        pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employees’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect to deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligation in respect to letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each such case incurred in the ordinary course of business; and

(10)      Liens in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and that are within the general parameters customary in the banking industry.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Notes” means CCF Holdings LLC’s 10.75% unsecured notes due 2023 issued pursuant to the PIK Notes Indenture related thereto on the Amendment and Restatement Date and the Indebtedness represented thereby.

“PIK Notes Indenture” means the indenture dated as of the Amendment and Restatement Date by and among CCF Holdings LLC and American Stock Transfer & Trust Company, LLC, governing the PIK Notes.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB/QP” means any Person that, at the time of acquisition, purported acquisition or proposed acquisition of an interest in the Notes is both a QIB and a QP.

“QP” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 under the Investment Company Act.

“Qualifying Bank Instrument” has the meaning given to such term in clause (4) of the definition of “Cash Equivalents.”

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means the 1st day of each month (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee or Collateral Agent, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the any of the above designated officers have having direct responsibility for the administration of this Indenture, and also with respect to a particular matter, to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means (a) the declaration or payment of any dividend or the making of any payment or distribution on account of the Parent Guarantor’s, or any of the Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation; (b) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Parent Guarantor, including in connection with any merger, consolidation or amalgamation; (c) the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value or the giving of any irrevocable notice of redemption with respect to, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any subordinated indebtedness of the Parent Guarantor or the Issuer and (d) the making of any Restricted Investment.

“Revolving Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated December 12, 2018, by and among the Issuer, as lender, the other persons party thereto designated as loan parties, CCF OpCo LLC, as borrower, GLAS Trust Company LLC, as administrative agent and issuing bank thereunder, and the other parties thereto, including any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing.

“Revolving Loans” has the meaning ascribed to it in the Revolving Credit Agreement.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of the Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Parent Guarantor or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the September 6, 2018, among the Issuer, the Parent Guarantor, the Trustee and the Collateral Agent, as supplemented and amended from time to time.

“Security Documents” means the security agreements, including the Security Agreement, pledge agreements, mortgages, hypothecs, collateral assignments, deeds of trust, deeds to secure debt and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in any assets or property in favor of the Collateral Agent for the benefit of the Holders as contemplated by this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Subsidiary” means, with respect to any Person:

(1)        any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than

50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

(2)        any partnership, joint venture, limited liability company or similar entity of which

(a)        more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)        such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trustee” means Computershare Trust Company, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.  Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York UCC.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

Section 1.02    Other Definitions.

Term	Defined in Section
Amendment and Restatement Date	Recitals
Authentication Order	2.02
Covenant Defeasance	8.03
DTC	2.03
Existing Indenture	Recitals
Existing Notes	Recitals
Initial Notes	Recitals
Issuer	Preamble
Legal Defeasance	8.02
Note Register	2.03
Paying Agent	2.03
Redemption Date	3.07
Registrar	2.03
Satisfaction Proceeds	5.01
Security Document Order	11.09
Trustee	8.05

Section 1.03    Rules of Construction.

Unless the context otherwise requires:

(a)        a term has the meaning assigned to it;

(b)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)        “or” is not exclusive;

(d)        words in the singular include the plural, and in the plural include the singular;

(e)        “will” shall be interpreted to express a command;

(f)        provisions apply to successive events and transactions;

(g)        references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)        unless the context otherwise requires, any reference to an “Article”, “Section”, “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture;

(i)         the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(j)         “including” means “including, without limitation”;

(k)        any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity); and

(i)         the Waiver is effective for all purposes of this Indenture and the Notes on and after the Amendment and Restatement Date.

Section 1.04    Acts of Holders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)        The ownership of Notes shall be proved by the Note Register.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)        The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)        Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)        Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through its standing instructions and customary practices.

(h)        The Issuer may fix a record date for the purpose of determining the Persons that are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

(i)         Nothing in this section 1.04 shall limit the right of the Issuer or the Bondholder Designee to act on direction or instructions of the Note Owner as contemplated by Section 5.08.

ARTICLE II

THE NOTES

Section 2.01    Form and Dating; Terms.

(a)        General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $250,000 and integral multiples of $1,000 in excess thereof.

(b)        Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)        Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Parent Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02    Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Amendment and Restatement Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes.  In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Notes if (a) the Trustee, being advised by counsel, determines, in its reasonable discretion, that such action may not be taken lawfully, or (b) the Trustee in good faith by its Board of trustees, executive committee or a trust committee of directors and/or Responsible Officers shall determine, in its reasonable discretion, that such action would expose the Trustee to personal liability to Holders of any then outstanding Notes.

Section 2.03    Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-

registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and all presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.  The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Trustee, as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06    Transfer and Exchange.

(a)        Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days, or (ii) there shall have occurred and be continuing an Event of Default with respect to the

Notes.  Upon the occurrence of any of the preceding events in subclause (i) or (ii), Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subclause (i) or (ii) above and pursuant to Section 2.06(d).  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided,  however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b).

(b)        Transfer and Exchange of Beneficial Interests in the Global Notes. No Note Owner may, in any transaction or series of transactions, directly or indirectly (each of the following, a “transfer” and each recipient of a transfer, a “transferee”), (i) sell, assign or otherwise in any manner dispose of all or any part of its interest in any Note, whether by act, deed, merger or otherwise or (ii) mortgage, pledge or create a lien or security interest in such beneficial interest unless such transfer is to the Issuer or satisfies the conditions set forth in this Section 2.06(b).  No Person other than the Issuer may acquire an interest in any Note except in compliance with the terms provided below. Each subsequent transferee will be deemed to have represented, warranted, acknowledged and agreed that:

(1)        Such transferee, and each Person for which it is acting, is a QIB/QP and is acquiring the Notes (or interests therein) for its own account or for the account or accounts of one or more other Persons, each of which is a QIB/QP.

(2)        Such transferee, and each Person for which it is acting, is not a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of issuers unaffiliated with such broker-dealer.

(3)        Such transferee, and each Person for which it is acting, is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds assets of such a plan, if investment decisions with respect to such plan are made solely by the beneficiaries of such plan.

(4)        Such transferee, and each account for which it is purchasing or otherwise acquiring such Notes (or interests therein), will purchase, hold or transfer at least $250,000 of Notes (or interests therein).

(5)        Such transferee, and each Person for which it is acting, was not formed, reformed or recapitalized for the purpose of investing in the Notes and/or other securities of the Issuer (unless all of the beneficial owners of such entity’s securities are QIB/QPs).

(6)        If such transferee, or any Person for which it is acting, is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(1) or 3(c)(7) with respect to its holders that are U.S. persons) and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a QP in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder.

(7)        Such transferee, and each Person for which it is acting, has not invested more than 40% of its assets in the Notes (or interests therein) and/or other securities of the Issuer after giving effect to the purchase of the Notes (or interests therein) (unless all of the beneficial owners of such entity’s securities are QIB/QPs).

(8)        Such transferee, and each Person for which it is acting, understands that any sale or transfer of Notes to a Person that does not comply with the requirements set forth in paragraphs (1) through (10) of this Section 2.06(b) will be null and void ab initio and not honored by the Issuer.

(9)        Such transferee, and each Person for which it is acting, agrees that the Issuer shall be entitled to require any Note Owner (or any owner of an interest therein) that is determined not to have been a QIB/QP (and to have met the other requirements set forth in paragraphs (1) through (10) of this Section 2.06(b) at the time of acquisition of such Note (or such interest)) to sell such Note (or such interest therein) within 30 days to a Person that is a QIB/QP (and meets the other requirements set forth above) in a transaction meeting the requirements of Rule 144A and the other requirements set forth in paragraphs (1) through (10) of this Section 2.06(b). If such Note Owner fails to effect such a sale within the 30 day sale period, the Issuer shall cause the Note (or interest therein) to be transferred in a commercially reasonable sale to a Person that is that is a QIB/QP.

(10)      Such transferee, and each Person for which it is acting, will provide notice of these transfer restrictions to any subsequent transferees and agrees not to reoffer, resell, pledge or otherwise transfer the Notes or any interest therein, to any Person except to a Person that (x) meets all of the requirements in paragraphs (1) through (10) of this Section 2.06(b) and (y) agrees not to subsequently transfer the Notes or any interest therein except in accordance with these transfer restrictions.

(11)      Such transferee, and each Person for which it is acting, understands that the Issuer may receive a list of the participants from DTC or any other depositary holding beneficial interests in the Notes.

(12)      Such transferee, and each Person for which it is acting, is aware that the sale, resale, pledge, exchange or other transfer of the Notes (or interests therein) must be made in a transaction meeting the requirements of Rule 144A (in which case it will so inform any subsequent transferee that the transfer will be made in reliance on Rule 144A) or in a transaction otherwise exempt from the registration requirements of the Securities Act.

(13)      Such transferee, and each Person for which it is acting, understands that neither the Issuer nor the Parent Guarantor will register as an investment company under the Investment Company Act and that the Issuer and the Parent Guarantor are relying on the exception from registration provided by Section 3(c)(7) of the Investment Company Act.

(14)      Such transferee, and each Person for which it is acting, is not, and will not acquire or hold an interest in the Notes for, on behalf of or with the assets of, an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, any other “plan” that is subject to Section 4975 of the Code, an entity whose underlying assets are deemed to include “plan assets” pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA or a governmental, non-U.S., church or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

(c)        Legends.  Each Note will bear a legend substantially to the following effect:

“NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE OR OTHER APPLICABLE SECURITIES LAWS. COMMUNITY CHOICE FINANCIAL ISSUER, LLC (THE “ISSUER”) HAS NOT REGISTERED AND DOES NOT INTEND TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”).

THIS NOTE AND INTERESTS IN THIS NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED, EXCHANGED OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS. EACH PERSON WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE (OR AN INTEREST HEREIN), BY PURCHASING OR OTHERWISE ACQUIRING SUCH NOTE OR INTEREST, IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE, FOR THE BENEFIT OF THE ISSUER, THAT IT AND ANY PERSON FOR WHICH IT IS ACTING WILL NOT REOFFER, RESELL, PLEDGE, EXCHANGE OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND ANY STATE OR OTHER APPLICABLE SECURITIES LAWS AND EXCEPT TO A PERSON IT REASONABLY BELIEVES TO BE BOTH A QUALIFIED INSTITUTIONAL BUYER (“QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), AND A QUALIFIED PURCHASER (“QP”), AS DEFINED IN SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT (“QIB/QP”), AND THE RULES AND REGULATIONS THEREUNDER, IN (A) A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IN WHICH CASE IT WILL INFORM SUCH PERSON THAT THE TRANSFER TO SUCH PERSON IS BEING MADE IN RELIANCE ON RULE 144A), OR (B) A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN THE CASE OF A TRANSACTION DESCRIBED IN THIS CLAUSE (B), TO THE RIGHT OF THE

ISSUER, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

EACH SUBSEQUENT TRANSFEREE HEREOF OR AN INTEREST HEREIN, BY PURCHASING OR ACCEPTING THIS NOTE (OR AN INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED, THAT:

1.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS A QIB/QP AND IS ACQUIRING THIS NOTE (OR INTERESTS THEREIN) FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR ACCOUNTS OF ONE OR MORE OTHER PERSONS, EACH OF WHICH IS A QIB/QP;

2.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER;

3.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE BENEFICIARIES OF SUCH PLAN;

4.   SUCH TRANSFEREE, AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THIS NOTE (OR INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF NOTES (OR INTERESTS THEREIN);

5.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE PURPOSE OF INVESTING IN THIS NOTE AND/OR OTHER SECURITIES OF THE ISSUER (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE QIB/QPs);

6.   IF SUCH TRANSFEREE, OR ANY PERSON FOR WHICH IT IS ACTING, IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR SECTION 3(c)(7) THEREOF (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(1) OR 3(c)(7) WITH RESPECT TO ITS HOLDERS THAT ARE U.S. PERSONS) AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QP IN

THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER;

7.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THIS NOTE (OR INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE ISSUER AFTER GIVING EFFECT TO THE PURCHASE OF THIS NOTE (OR INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE QIB/QPs);

8.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, UNDERSTANDS THAT ANY SALE OR TRANSFER OF THIS NOTE TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN PARAGRAPHS 1 THROUGH 10 HEREOF WILL BE NULL AND VOID AB INITIO AND NOT HONORED BY THE ISSUER;

9.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, AGREES THAT THE ISSUER SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THIS NOTE (OR ANY OWNER OF AN INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN A QIB/QP (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN THESE PARAGRAPHS 1 THROUGH 10 AT THE TIME OF ACQUISITION OF SUCH NOTE (OR SUCH INTEREST)) TO SELL THIS NOTE (OR SUCH INTEREST THEREIN) WITHIN THIRTY (30) DAYS TO A PERSON THAT IS BOTH A QIB/QP (AND MEETS THE OTHER REQUIREMENTS SET FORTH ABOVE) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE OTHER REQUIREMENTS SET FORTH IN THESE PARAGRAPHS 1 THROUGH 10 AND, IF THE HOLDER FAILS TO EFFECT SUCH A SALE WITHIN THE THIRTY-DAY SALE PERIOD, THE ISSUER SHALL HAVE THE RIGHT TO CAUSE THIS NOTE (OR INTEREST THEREIN) TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE TO A PERSON THAT IS A QIB/QP;

10. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, WILL PROVIDE NOTICE OF THESE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREE AND AGREES NOT TO REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST THEREIN, TO ANY PERSON EXCEPT TO A PERSON THAT (X) MEETS ALL OF THE REQUIREMENTS IN PARAGRAPHS 1 THROUGH 10 HEREOF AND (Y) AGREES NOT TO SUBSEQUENTLY TRANSFER THE NOTES OR ANY INTEREST THEREIN EXCEPT IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS;

11. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF THE

PARTICIPANTS FROM THE CLEARING AGENCY OR A CLEARING AGENCY PARTICIPANT;

12. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS AWARE THAT THE SALE, RESALE, PLEDGE, EXCHANGE OR OTHER TRANSFER OF THIS NOTE (OR INTERESTS THEREIN) MUST BE MADE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IN WHICH CASE IT WILL SO INFORM ANY SUBSEQUENT TRANSFEREE THAT THE TRANSFER WILL BE MADE IN RELIANCE ON RULE 144A) OR IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT;

13. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, UNDERSTANDS THAT NEITHER THE ISSUER NOR THE PARENT GUARANTOR WILL REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT AND THAT THE ISSUER AND THE PARENT GUARANTOR ARE RELYING ON AN EXCEPTION FROM REGISTRATION PROVIDED BY SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT; AND

14. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS NOT, AND WILL NOT ACQUIRE OR HOLD AN INTEREST IN THIS NOTE FOR, ON BEHALF OR WITH THE ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, ANY OTHER “PLAN” THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3‑101 AS MODIFIED BY SECTION 3(42) OF ERISA OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE.”

In addition each Global Note will also bear a legend (the “Global Note Legend”) substantially to the following effect:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(d)        In the event that beneficial interests in a Restricted Global Note are exchanged for Definitive Notes pursuant to Section 2.06(a) of the Indenture, transfers and exchanges of such Definitive Note shall be made in accordance with the following:

(i)         if a Definitive Note is being acquired for the account of a Note Owner holding a beneficial interest in a Restricted Global Note without transfer, the Transfer Agent and Registrar shall receive a certification to that effect (in substantially the form of Exhibit B);

(ii)       if such Definitive Note is being transferred to a QIB/QP in accordance with Rule 144A, the Transfer Agent and Registrar shall receive a certification to that effect (substantially in the form of Exhibit B); or

(iii)      if such Definitive Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, the Transfer Agent and Registrar shall receive a certification to that effect (substantially in the form of Exhibit B) and an Opinion of Counsel in form and substance acceptable to the Issuer and the Registrar to the effect that such transfer is in compliance with the Securities Act.

(e)        Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(f)        General Provisions Relating to Transfers and Exchanges.

(i)         To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)       No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06 and 9.04).

(iii)      Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)       All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)        The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(vi)       Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 5.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount.

(viii)    At the option of the Holder and subject to compliance with Section 2.06(b), Notes may be exchanged for other Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuer designated pursuant to Section 5.02.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02.

(ix)       All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)        Each Holder of a Note and each Note Owner agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

(xi)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of like tenor if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 5.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11    Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.01.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuer of such special record date.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13    CUSIP Numbers.

The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will as promptly as practicable notify the Trustee, in writing, of any change in the CUSIP numbers.

Section 2.14    Global Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.15    Issuance of Additional Notes.

After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 5.07, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Amendment and Restatement Date, other than with respect to the date of issuance and issue price.  All Notes shall be equally and ratably entitled to the benefits of this Indenture.  With respect to any Additional Notes, the Issuer shall set forth in a resolution of the Board of the Issuer and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)        the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)        the issue price, the issue date and the CUSIP number of such Additional Notes; provided that only those Additional Notes that are part of the “same issue” as all other Notes issued under this Indenture, as defined under Treasury Regulation Section 1.1275-1(f), or issued in a “qualified reopening” under Treasury Regulation Section 1.1275-2(k) will be issued with the same CUSIP number as the other Notes issued under this Indenture.

In authenticating such Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(i)         an executed supplemental indenture, if any;

(ii)       an Officers’ Certificate;

(iii)      Opinion of Counsel delivered in accordance with Section 13.02; and

(iv)       such other documents as it may reasonably require.

ARTICLE III

REDEMPTION

Section 3.01    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (ii) on a pro rata basis to the extent practicable or (iii) by lot or such other similar method in accordance with the procedures of the Depositary.  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $250,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03    Notice of Redemption.

The Issuer shall deliver electronically or mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12.

The notice shall identify the Notes to be redeemed and shall state:

(a)        the redemption date;

(b)        the redemption price;

(c)        if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)        the name and address of the Paying Agent;

(e)        that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)        whether such redemption is conditioned on the happening of a future event;

(g)        that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)        the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)         that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

Notes called for redemption become due on the date fixed for redemption unless such redemption is conditioned on the happening of a future event. At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days (or such shorter period as the Trustee may agree) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is delivered or mailed in accordance with Section 3.03, and subject to the satisfaction of any condition to redemption, Notes called for redemption become irrevocably due and payable on the redemption date, at the applicable redemption price.  The notice, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05    Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date and not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 5.01.

Section 3.06    Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $250,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an

Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07    Optional Redemption.

(a)        At any time prior to June 15, 2023, the Issuer may redeem all or a part of the Notes, upon notice as described under Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)        Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08    Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01    Conditions to Issuance of Notes.

(a)        The representations and warranties of CCF OpCo LLC contained in the Revolving Credit Agreement shall be true and correct on the date hereof; and the statements of the Issuer and the Parent Guarantor and their respective Officers made in any certificates delivered pursuant to this Indenture shall be true and correct on the date hereof.

(b)        The Bondholder Designee shall have received on and as of the Issue Date a certificate of an Officer of the Issuer and of the Parent Guarantor (i) confirming that such officer has carefully reviewed the Revolving Credit Agreement and the Indenture and, to the knowledge of such officer, the representations set forth in the Revolving Credit Agreement are true and correct and (ii) confirming that the Issuer and the Parent Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Amendment and Restatement Date.

(c)        The Bondholder Designee shall have received on and as of the Amendment and Restatement Date satisfactory evidence of the good standing (or equivalent) of the Issuer and the Parent Guarantor in their respective jurisdictions of organization, in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(d)        The Issuer shall have provided the Bondholder Designee with such evidence as it may reasonably require of the effectiveness of the security contemplated by the Security Documents (other than any Security Documents which, despite commercially reasonable efforts by the Issuer and the Parent Guarantor to create, deliver or perfect such Security Documents on the Amendment and Restatement Date, cannot be created, delivered or perfected on the Amendment and Restatement Date) and the perfection of the security interests created thereby.

(e)        The Issuer shall have provided the Bondholder Designee with such evidence as it may reasonably require of the effectiveness of any amendments, consents, waivers or any other actions required or deemed necessary to permit (i) the effectiveness of the Revolving Credit Agreement and the extension of credit thereunder and (ii) the issuance of the Notes hereunder.

(f)        The Notes shall be eligible for clearance and settlement through DTC.

ARTICLE V

COVENANTS

Section 5.01    Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 5.02    Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for payment or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 5.03    Reports and Other Information.

(a)        The Parent Guarantor and the Issuer shall provide the Trustee and Holders with such annual and other reports as are provided to them under Sections 5.04(a) and (b) of the Revolving Credit Agreement.

(b)        The Parent Guarantor and the Issuer shall provide the reports and information as are provided under Section 5.04(c) through (k) of the Revolving Credit Agreement to any Note Owner who delivers a customary and reasonable confidentiality agreement to CCF Holdings LLC.

(c)        In addition, at any time when the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish to the Holders and to prospective investors, upon the requests of such Holders or prospective investors, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are not freely transferable under the Securities Act.

Section 5.04    Compliance Certificate.

(a)        The Parent Guarantor and the Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer or any Manager, or person performing any similar role in the management of the Issuer or the Parent Guarantor stating that a review of the activities of the Parent Guarantor and its Subsidiaries (including the Issuer) during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Parent Guarantor and its Subsidiaries (including the Issuer) has kept, observed, performed and fulfilled their respective obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Parent Guarantor and its Subsidiaries (including the Issuer) has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge).

(b)        When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Parent Guarantor or any of its Subsidiaries (including the Issuer) gives any notice or takes any other action with respect to a claimed Default, the Parent Guarantor shall promptly (which shall be no more than five Business Days upon any Officer first becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event.

Section 5.05    Taxes.

The Parent Guarantor shall pay, and shall cause its Subsidiaries (including the Issuer) to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 5.06    Stay, Extension and Usury Laws.

The Parent Guarantor and its Subsidiaries (including the Issuer) covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Parent Guarantor and its Subsidiaries (including the Issuer) (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.07    Limitation on Activities.

The Parent Guarantor shall not and shall not permit any of its Subsidiaries (including the Issuer) to:

(a)        incur any Indebtedness for borrowed money other than Indebtedness hereunder;

(b)        create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than (i) the Liens created under the Security Documents and (ii) Permitted Liens;

(c)        make any Investment or Restricted Payment other than Permitted Investments;

(d)        engage in any business activity or own any material assets other than (i) in the case of the Parent Guarantor, holding the Capital Stock of the Issuer; (ii) performing its obligations under this Indenture (including the granting of Liens) and acting as lender under the Revolving Credit Agreement and administering the same at the direction of Holders of, or Note Owners beneficially owning, at least a majority in principal amount of the then total outstanding Notes issued hereunder; (iii) issuing its own Capital Stock to the entity which is its direct parent; (iv) filing Tax reports and paying Taxes and other customary obligations related thereto in the ordinary course (and contesting any Taxes); (v) preparing reports to governmental authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable law; (vii) holding Cash or Cash Equivalents; (viii) providing indemnification for its current or former officers, directors, members of management, managers, employees and advisors or consultants; (ix) participating in tax, accounting and other administrative matters; (x) complying with applicable law (including with respect to the maintenance of its existence); and (xi) performing activities incidental to any of the foregoing and incurring and paying costs associated therewith; or

(e)        consolidate or amalgamate with, or merge with or into, any Person.

Section 5.08    Actions with Respect to Revolving Credit Agreement.

The Parent Guarantor shall not and shall not permit any of its Subsidiaries to take any action to amend, modify, waive or otherwise consent to any changes to the provisions, covenants, agreements, representations and warranties in the Revolving Credit Agreement as set forth therein on the Amendment and Restatement Date or exercise any right or remedy thereunder other than in accordance with the direction, or the prior written consent, of the Bondholder Designee.

Notwithstanding anything herein or in the Revolving Credit Agreement, in giving any direction or consent, or taking any action whatsoever under the Revolving Credit Agreement or this Indenture, the Bondholder Designee shall only act at the written direction of Holders of, or Note Owners beneficially owning, at least a majority in principal amount of the then total outstanding Notes.  The Bondholder Designee shall be fully protected in so acting upon such instruction and, in the case of instructions given by Note Owners, may rely upon evidence reasonably satisfactory to it in its sole discretion, of such beneficial ownership.

In the case of directions given by Note Owners as contemplated by Section 5.07(d)(ii), the Issuer may rely upon evidence reasonably satisfactory to it, of the beneficial ownership of such Note Owners.

Section 5.09    Corporate Existence.

The Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended, supplemented or otherwise modified from time to time) of the Parent Guarantor or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Parent Guarantor and the Subsidiaries.  The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended, supplemented or otherwise modified from time to time) of the Issuer and (ii) the rights (charter and statutory), licenses and franchises of the Issuer.

Section 5.10    Further Assurances; After Acquired Property.

Subject to the applicable limitations set forth in the Security Documents and this Indenture, the Parent Guarantor and the Issuer shall execute any and all further documents, financing statements, applications for registration, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral, or that Holders at least a majority of the outstanding Notes issued hereunder may request with respect to the Revolving Credit Agreement.  Subject to the applicable limitations set forth in the Security Documents and this Indenture, if the Parent Guarantor or the Issuer acquires any property which is of the type that would constitute Collateral under the Collateral Agreement or any other Security Document, it shall as soon as practicable (and in any event, within 90 days) after the acquisition thereof execute and deliver such security instruments, financing statements and such certificates and opinions of counsel as are required under the Indenture and the Collateral Agreement to vest in the Collateral Agent a first-priority Lien (subject only to Permitted Liens) in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of the Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect. If granting a Lien in such property requires the consent of a third party, the Parent Guarantor or the Issuer will obtain such consent within 5 days after the acquisition of such property. If such third party does not consent to the granting of such Lien after the use of such commercially reasonable efforts, the applicable entity will nevertheless be required to provide such Lien.

Section 5.11    Information Regarding Collateral.

The Parent Guarantor shall furnish to the Collateral Agent, with respect to the Parent Guarantor or the Issuer, prompt written notice of any change in such Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure or (iv) organizational identification number.  The Parent Guarantor and the Issuer shall make all filings under the Uniform Commercial Code or equivalent statutes, or otherwise that are required by applicable law in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 5.12    DTC Provisions.

The Issuer shall comply with the provisions and procedures set forth in Exhibit C with respect to DTC, Bloomberg Financial Markets Commodities News and CUSIP.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

(a)        An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)        default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)        default in the payment when due of interest on or with respect to the Notes which default shall remain uncured for two (2) Business Days;

(3)        the occurrence of a Change of Control;

(4)        failure by the Parent Guarantor or the Issuer for ten (10) days to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in this Indenture, the Security Documents or the Notes;

(5)        default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any of its Subsidiaries or the payment of which is guaranteed by the Parent Guarantor or any of its Subsidiaries, other than Indebtedness owed to the Parent Guarantor or a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes;

(6)        failure by the Parent Guarantor or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of CCF Holdings LLC for a fiscal quarter end provided as required pursuant to Section 5.03) would constitute a Significant Subsidiary) to pay final judgments when due;

(7)        CCF OpCo LLC and any of its Subsidiaries, the Parent Guarantor or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Parent Guarantor for a fiscal quarter end provided as required pursuant to Section 5.03) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i)         commences proceedings to be adjudicated bankrupt or insolvent;

(ii)       consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)      consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)       makes a general assignment for the benefit of its creditors; or

(v)        generally is not paying its debts as they become due;

(8)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)         is for relief against CCF OpCo LLC and any of its Subsidiaries, the Parent Guarantor or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of CCF Holdings LLC for a fiscal quarter end provided as required pursuant to Section 5.03) would constitute a Significant Subsidiary) in a proceeding in which CCF OpCo LLC and any of its Subsidiaries, the Parent Guarantor or any such Subsidiary that is a Significant Subsidiary or any such group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)       appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of CCF OpCo LLC and any of its Subsidiaries, the Parent

Guarantor or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of CCF Holdings LLC for a fiscal quarter end provided as required pursuant to Section 5.03) would constitute a Significant Subsidiary), or for all or substantially all of the property of CCF OpCo LLC and any of its Subsidiaries, the Parent Guarantor or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of CCF Holdings LLC for a fiscal quarter end provided as required pursuant to Section 5.03) would constitute a Significant Subsidiary); or

(iii)      orders the liquidation of CCF OpCo LLC and any of its Subsidiaries, the Parent Guarantor or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of CCF Holdings LLC for a fiscal quarter end provided as required pursuant to Section 5.03) would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(9)        the Guarantee of the Parent Guarantor shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of the Parent Guarantor denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture;

(10)      with respect to any Collateral any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the Holders of the Notes the Liens purported to be created thereby with the priority contemplated thereby, or any of the Security Documents is declared null and void or the Parent Guarantor or the Issuer denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case other than in accordance with the terms of this Indenture and the Security Documents);

(11)      any breach of or default under the Collateral Agreement;

(12)      failure of the Collateral Agent (as defined in the Collateral Agreement) to act at the direction of the Trustee as Authorized Representative under the Bank Collateral Agreement;

(13)      failure of the Trustee hereunder to serve or to be recognized as serving as the Authorized Representative under the Collateral Agreement; or

(14)      any Event of Default under the Revolving Credit Agreement.

Section 6.02    Acceleration.

If any Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01(a)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Upon the effectiveness of such declaration, such principal, premium and interest shall be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) or (8) of Section 6.01(a), all outstanding Notes shall be due and payable immediately without further action or notice.

If the Notes are accelerated or otherwise become due prior to the stated maturity, in each case, as a result of an Event of Default, the amount of principal of, and accrued and unpaid interest on the Notes that becomes due and payable shall equal 100% of the outstanding principal amount of the Notes on the date of such acceleration plus accrued and unpaid interest.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived, and the Issuer has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee, and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue, or may direct the Collateral Agent to pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder; provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

Subject to the terms of the Security Documents, Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)        such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)        Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)        Holders of the Notes have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such Holder’s pursuit of such remedy;

(4)        the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)        Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee has no affirmative duty to ascertain whether or not any such use by any Holder is prejudicial to another Holder).

Section 6.07    Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11    Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee, the Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Agent or by the Holders, as the case may be.

Section 6.12    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Parent Guarantor), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee and the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.06.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee and the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee and the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13    Priorities.

Subject to the terms of the Security Documents, with respect to any proceeds of Collateral, any money or property collected by the Trustee or the Collateral Agent pursuant to this Article 6 and any money or other property distributable in respect of any Grantor’s Obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST:  to pay Obligations in respect of any reasonable expenses, reimbursements or indemnities then due to the Trustee or the Collateral Agent;

SECOND:  to pay interest then due and payable in respect of the Notes;

THIRD: to pay or prepay principal payments in respect of the Notes; and

FOURTH: to pay all other Obligations with respect to the Notes, the Guarantees and this Indenture;

provided, however, that if sufficient funds are not available to fund all payments required to be made in any of clauses FIRST through FOURTH above, the available funds being applied to the Obligations specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the relevant party’s interest in the aggregate outstanding Obligations described in such clause.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.01    Duties of Trustee.

(a)        If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)        Except during the continuance of an Event of Default:

(i)         the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)        The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)         this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)       no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(d)        Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)        The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any loss, liability, cost or expense in relation to such exercise. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the required number of Holders, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes.

(f)        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

(a)        The Trustee may conclusively rely, as to the truth of statements and the correctness of the opinions expressed therein, upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel, investment bankers, accountants or other professionals of its selection and the advice of such counsel, investment bankers, accountants or other professionals or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)        The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)        The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)        Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.  Delivery of reports to the Trustee pursuant to Section 5.03 shall not constitute actual knowledge of, or notice to, the Trustee of the information contained therein.

(g)        In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)        The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including without limitation, each Agent, the Bondholder Designee, the custodian and other Person employed to act hereunder; provided that (1) an Agent, the Bondholder Designee or other Person employed to act hereunder shall only be liable to the extent of its gross negligence or willful misconduct and (2) in an Event of Default, only the Trustee, and not any Agent, the Bondholder Designee or other Person employed to act hereunder, shall be subject to the prudent person standard.

(i)         The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)         The Trustee may request that the Parent Guarantor and the Issuer deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons specified as so authorized in any certificate previously delivered and not superseded.

(k)        The Trustee shall receive and retain the financial reports and statements of the Issuer or Parent Guarantor as provided herein, but shall have no duties whatsoever with respect to the contents thereof, including no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Parent Guarantor and the Issuer. Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein.  The Trustees shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or Parent Guarantor’s compliance with respect to any reports or other documents filed under this Indenture.

(l)                     None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09.

Section 7.04    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedures of DTC to Holders of Notes a notice of the Default within 90 days after it occurs, unless such default shall have been cured or waived.  Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services provided hereunder as Trustee in each of its capacities hereunder, including, without limitation, Paying Agent and Registrar, and as Collateral Agent hereunder and under the Security Documents as the parties shall agree in writing from time to time.  The Trustee’s and the Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.

The Parent Guarantor and the Issuer, jointly and severally, shall indemnify the Trustee and the Collateral Agent for, and hold the Trustee and the Collateral Agent harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Security Documents (including the costs and expenses of enforcing this Indenture against the Parent Guarantor and the Issuer (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Parent Guarantor or the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee or the Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer or the Parent Guarantor of its obligations hereunder.  The Parent Guarantor and the Issuer shall defend the claim and the Trustee and the Collateral Agent may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Collateral Agent through the Trustee’s or the Collateral Agent’s own willful misconduct or gross negligence.

The obligations of the Parent Guarantor and the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent, as applicable.

To secure the payment obligations of the Parent Guarantor and the Issuer in this Section 7.06, the Trustee and the Collateral Agent shall have a Lien prior to the Notes and rights of the Holders on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07    Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)        the Trustee fails to comply with Section 7.09;

(b)        the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)        a custodian or public officer takes charge of the Trustee or its property; or

(d)        the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s sole expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08    Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national association, the successor corporation or national association without any further act shall be the successor Trustee without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession.

Section 7.09    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that (together with its affiliates) has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.10    Security Documents.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Security Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Security Documents, in each case, executed after the Amendment and Restatement Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 7.11    Calculations in Respect of the Notes.

The Issuer shall be responsible for making calculations called for under the Notes, including, but not limited to, determination of premiums, Additional Notes, original issue discount, conversion rates and adjustments, if any.  The Issuer shall make the calculations in good faith and, absent manifest error, its calculations shall be final and binding on the Holders of the Notes.  The Issuer shall provide a schedule of its calculations to the Trustee when applicable, and the Trustee shall be entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

Section 7.12    Brokerage Confirmations.

The Issuer acknowledges that regulations of the Comptroller of the Currency grant the Issuer the right to receive brokerage confirmations of the Note transactions as they occur.  To the extent contemplated by law, the Issuer specifically waives any such notification relating to the Notes transactions contemplated herein; provided,  however, that the Trustee shall send to the Issuer periodic cash transaction statements that describe all investment transactions.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance and Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Parent Guarantor and the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Security Documents, including the obligations of the Parent Guarantor (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)        the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b)        the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)        the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)        this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03    Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Parent Guarantor and the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 5.03, 5.04, 5.05, 5.07, 5.08, 5.09, 5.10 and 5.11 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s, exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 5.01(a)(3), 5.01(a)(4), 5.01(a)(5), 5.01(a)(6) (solely with respect to Significant Subsidiaries of CCF Holdings LLC (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of CCF Holdings LLC for a fiscal quarter end) would constitute a Significant Subsidiary of CCF Holdings LLC)), 5.01(a)(7) (solely with respect to Significant Subsidiaries of CCF Holdings LLC (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of CCF Holdings LLC for a fiscal quarter end) would constitute a Significant Subsidiary of CCF Holdings LLC)), 6.01(a)(8) (solely with respect to Significant Subsidiaries of CCF Holdings LLC (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of CCF Holdings LLC for a fiscal quarter end) would constitute a Significant Subsidiary of CCF Holdings LLC)), 5.01(a)(9), 5.01(a)(10), 5.09(a)(11), 5.09(a)(12), 5.09(a)(13) and 5.09(a)(14) shall not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(1)        the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2)        in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)       the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)       since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)        in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)        no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)        such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Revolving Credit Agreement or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

(6)        the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Subsidiary Guarantor or others; and

(7)        the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any of the Issuer’s Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

Notwithstanding the first paragraph of Section 9.02, the Parent Guarantor, the Issuer and the Trustee and, if applicable, the Collateral Agent, may amend or supplement this Indenture, the Security Documents and any Guarantee or Notes without the consent of any Holder:

(1)        to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(2)        to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(3)        to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Parent Guarantor or the Issuer;

(4)        to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Collateral Agent thereunder pursuant to the requirements thereof;

(5)        to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided,  however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(6)        to add additional assets as Collateral, including, for the avoidance of doubt, entering into deposit account control agreements, securities account control agreements, bailee agreements and similar agreements pertaining to control over Collateral;

(7)        to release Collateral from the Lien securing the Notes pursuant to this Indenture and the Security Documents when permitted or required by this Indenture and the Security Documents; and

(8)        in the case of any deposit account control agreement, securities account control agreement, bailee agreement or other similar agreement pertaining to “control” over the Collateral, in each case (a) providing for control and perfection of Collateral and (b) to which the Collateral Agent is a party, at the request and sole expense of the Issuer, and without the consent of the Collateral Agent, to amend any such agreement to substitute a successor representative for such representative.

Upon the request of the Parent Guarantor and the Issuer accompanied by a resolution of their respective boards of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee and/or the Collateral Agent shall join with the Parent Guarantor and the Issuer in the execution of any amended or supplemental indenture or security documents, intercreditor agreement or amendments thereto, in each case, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or security documents, intercreditor agreement or any amendment thereto that affects their own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Parent Guarantor, the Issuer, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes and any Guarantee, and the Trustee (on behalf of the Holders) may consent to an amendment to any Security Document, in each case, with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Notes Documents may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Parent Guarantor and the Issuer accompanied by a resolution of their respective Boards authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee and/or the Collateral Agent shall join with the Issuer in the execution of such amended or supplemental indenture or security documents or intercreditor agreement unless such amended or supplemental indenture directly affects their own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or security documents or intercreditor agreement.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to Holders of Notes a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice to all Holders (or any defect in such notice), however, shall not in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of Holders of 75% in aggregate principal amount of outstanding Notes, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)        reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)        reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes;

(3)        reduce the rate of or change the time for payment of interest on any Note;

(4)        waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or waive a Default in respect of a covenant or provision contained in this Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

(5)        make any Note payable in money other than that stated therein;

(6)        make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)        make any change in the amendment and waiver provisions set forth in this paragraph;

(8)        impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)        agree to any amendments, modifications or waivers to the terms of the Revolving Credit Agreement as set forth therein on the Amendment and Restatement Date; or

(10)      make any change to or modify the ranking of the Notes that would adversely affect the Holders.

In addition, without the consent of the Holders of at least 75% in aggregate principal amount of the Notes outstanding (determined as to exclude any Notes beneficially owned by the Issuer or its Affiliates), the Trustee may not consent to any amendment, supplement or waiver the effect of which would (1) modify any Security Document that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture), (2) make any change in any Security Documents or the provisions in this Indenture dealing with the application of proceeds of the Collateral that would adversely affect the Holders in any material respect or (3) modify the Security Documents in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture.

Section 9.03    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were

Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05    Trustee and Collateral Agent to Sign Amendments, Etc.

The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 8, except that the Trustee or the Collateral Agent, as applicable, need not sign any amendment, supplement or waiver that the Trustee or Collateral Agent, as applicable, determines in its reasonable discretion that such amendment, supplement or waiver adversely affects the rights, duties, liabilities or immunities of the Trustee or Collateral Agent, as applicable.  Neither the Parent Guarantor nor the Issuer may sign an amendment, supplement or waiver until the Board of such entity approves it.  In executing any amendment, supplement or waiver to any Notes Document, the Trustee and Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.02, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Parent Guarantor and the Issuer party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE X

GUARANTEES

Section 10.01  Guarantee.

Subject to this Article 10, the Parent Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent Guarantor shall be obligated to pay or perform the same immediately.  The Parent Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Parent Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

The Parent Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Parent Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Parent Guarantor, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  The Parent Guarantor further agrees that, as between the Parent Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purpose of this Guarantee.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by the Parent Guarantor shall be a general senior obligation of such Parent Guarantor and shall be pari passu in right of payment with all existing and future senior Indebtedness of the Parent Guarantor, if any.

Each payment to be made by the Parent Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02  Limitation on Parent Guarantor Liability.

The Parent Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Parent Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or similar foreign law for the relief of debtors to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Parent Guarantor hereby irrevocably agree that the obligations of the Parent Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Parent Guarantor that are relevant under such laws, result in the obligations of the Parent Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 10.03  Execution and Delivery.

To evidence its Guarantee set forth in Section 10.01, the Parent Guarantor hereby agrees that this Indenture shall be executed on behalf of the Parent Guarantor by one of its Officers.

The Parent Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Parent Guarantor.

Section 10.04  Subrogation.

The Parent Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, the Parent Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.  The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Section 10.05  Benefits Acknowledged.

The Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

COLLATERAL

Section 11.01  Collateral and Security Documents.

The due and punctual payment of the principal of and interest and premium on the Notes and Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and Guarantees and performance of all other Obligations of the Parent Guarantor and the Issuer to the Holders under the Notes Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations.  The Trustee, the Parent Guarantor and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Noteholder Secured Parties pursuant to the terms of the Security Documents.  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as each may be amended from time to time in accordance with their terms and this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents, and authorizes and directs the Collateral Agent and the Trustee to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.  The Issuer shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Collateral Agent the first-priority security interest in the Collateral, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Parent Guarantor and the Issuer shall take any and all actions and make all filings, registrations and recordations (including the filing of UCC financing statements, continuation statements and amendments thereto) in all such jurisdictions reasonably required to cause the Security Documents to create, perfect and maintain, as security for the Obligations of the Parent Guarantor and the Issuer to the Noteholder Secured Parties under this Indenture, the Notes, the Guarantees and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral, in favor of the Collateral Agent for the benefit of the Noteholder Secured Parties subject to no Liens other than Liens permitted under this Indenture.

Section 11.02  Non-Impairment of Liens.

Any release of Collateral permitted by Section 11.03 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof.

Section 11.03  Release of Collateral.

(a)        Subject to Section 11.03(b) and (c), Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and this Indenture.  Notwithstanding anything to the contrary in any Notes Document, the Liens on Collateral, to the extent that such Liens secure the Notes Obligations, shall automatically (without further action) be released with respect to the relevant Collateral under any of the following circumstances:

(A)       with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture;

(B)       pursuant to an amendment, supplement or waiver in accordance with Article 9; or

(C)       if this Indenture and/or the Notes have been discharged or defeased pursuant to Article 8 or Article 12.

(b)        With respect to any release of Collateral permitted by this Section 11.03, upon receipt of a written request from the Issuer and supported by an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

Section 11.04  Suits to Protect the Collateral.

Subject to the provisions of Article 8 and the Security Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(a)        enforce any of the terms of the Security Documents; and

(b)        collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral.  Nothing in this Section 11.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 11.05  Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.06  Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Parent Guarantor or the Issuer to make any such sale or other transfer.

Section 11.07  Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Parent Guarantor or the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Parent Guarantor or the Issuer or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.08  Release Upon Termination of the Issuer’s Obligations.

In the event that the Issuer delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest, the Notes and all Notes Obligations and Obligations to the Noteholder Secured Parties under the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Issuer shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee.

Section 11.09  Collateral Agent.

(a)        By their acceptance of the Notes, the Holders hereby designate and appoint the Trustee to serve as Collateral Agent and as their agent under this Indenture and the Security Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.  The Trustee acknowledges that the Collateral Agent agrees to act as such on the express conditions contained in this Section 11.09.  The provisions of this Section 11.09 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.03.  Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein or therein, shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)        The Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.  The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)        None of the Collateral Agent or any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Grantor or Affiliate of any Grantor, or any Officer or Related Persons thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or the Security Documents or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of any Grantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to monitor, ascertain or inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)        The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document.  The Collateral Agent shall be fully justified in failing or refusing to take action under the Notes Documents unless it shall first receive such advice or concurrence from the party or parties entitled to give instructions to the Collateral Agent under the terms of the Collateral Agreement.

(e)        The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 7 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.09).

(f)        Computershare Trust Company, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Grantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee.  The Trustee and the Holders acknowledge that, pursuant to such activities, Computershare Trust Company, N.A. or its Affiliates may receive information regarding any Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Grantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders.  Nothing herein shall impose or imply any obligation on the part of the Computershare Trust Company, N.A. to advance funds.

(g)        The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees, attorneys, representatives or agents shall be responsible for any act or failure to act hereunder, except to the extent such act is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.

(h)        By their acceptance of the Notes hereunder, the Collateral Agent is authorized and directed by the Holders to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.

(i)         The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by the Holders of a majority in aggregate principal amount of the Notes, take or cause to be taken any action to enforce its rights under this Indenture or the other Notes Documents or against any Grantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture and the Security Documents.

(j)         The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform

Commercial Code can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k)        The Collateral Agent shall have no obligation whatsoever to the Trustee, any of the Holders, or any of the Noteholder Secured Parties to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee, any Holder, or any Noteholder Secured Party as to any of the foregoing.

(l)         Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is instructed by the Trustee on behalf of the Holders to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action if the Collateral Agent has determined that it may incur liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(m)       The Collateral Agent (i) shall not be liable to the Holders for any action taken or omitted to be taken by it in connection with this Indenture and the Security Documents or any instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable to the Holders for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(n)        In no event shall the Collateral Agent be responsible or liable to the Holders or the Parent Guarantor or its Subsidiaries for any special, indirect, punitive, incidental or consequential loss or damage or any kind whatsoever irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)        The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Parent Guarantor or the Issuer under this Indenture and the Security Documents.  The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of any Security Documents as to any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents.  The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Security Document.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents except as expressly set forth hereunder or thereunder.  The Collateral Agent shall have the right at any time to seek instructions from the party or parties entitled to give instructions to it under the terms of the Collateral Agreement.

(p)        The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture and the Security Documents or any actions taken pursuant hereto or thereto.  Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral, including without limitation the properties constituting real property that constitute Collateral, and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation the real properties that constitute Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

(q)        Upon the receipt by the Collateral Agent of a written request of the Issuer signed by two Officers (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date.  Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(q), and (ii) instruct the Collateral Agent to execute and enter into such Security Document.  Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied.  The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(r)        After the occurrence and during the continuance of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture and the Security Documents.

(s)        The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents for turnover to the Trustee to make further distributions of such funds to itself and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Indenture.

(t)         Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(u)        Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Parent Guarantor or the Issuer, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.03.  The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(v)        The Parent Guarantor and the Issuer, jointly and severally, shall indemnify the Collateral Agent for, and hold the Collateral Agent harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or the performance of its duties hereunder (including the costs and expenses of enforcing any Security Document against the Parent Guarantor or the Issuer (including this Article 11) or defending itself against any claim whether asserted by any Holder, the Parent Guarantor or the Issuer in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Collateral Agent to so notify the Issuer shall not relieve the Parent Guarantor or the Issuer of their obligations hereunder.  The Parent Guarantor and the Issuer shall defend the claim and the Collateral Agent may have separate counsel and the Parent Guarantor and the Issuer shall pay the fees and expenses of such counsel.  The Parent Guarantor and the Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent through the result of the Collateral Agent’s own willful misconduct or gross negligence.  The obligations of the Parent Guarantor and the Issuer under this Section 11.09(v) shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Collateral Agent.  To secure the payment obligations of the Parent Guarantor and the Issuer in this Section 11.09(v), the Collateral Agent shall have a Lien prior to the Notes and rights of the Holders on all money or property held or collected by the Trustee or Collateral Agent, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

(w)       The Collateral Agent shall not be required to exercise any of the rights or powers vested in it by any Security Documents or to institute, conduct or defend any litigation under any Security Document or in relation to any Security Document, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the request, order or direction of the Holders; provided, that the Collateral Agent shall not be required to take any action hereunder at the request, order or direction of Holders, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any applicable law or contrary to any provisions of this Indenture or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto).

Section 11.10  Co-Collateral Agent.

If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent and Issuer shall, at the reasonable request of the Collateral Agent, execute and deliver all instruments and agreements necessary or proper to constitute one or more persons approved by the Collateral Agent, either to act as co-Collateral Agent or co-Collateral Agents of all or any of the Collateral, jointly with the applicable Collateral Agent originally named herein or any successor or successors, or to act as separate collateral agent or collateral agents any such property.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 12.01  Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1)        all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)        (A)        all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or the Parent Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B)       no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, the Revolving Credit Agreement or any other material agreement or instrument (other than this Indenture) to which the Parent Guarantor or the Issuer is a party or by which the Parent Guarantor or the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

(C)       the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D)       the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02  Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes  and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Parent Guarantor’s and the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XIII

MISCELLANEOUS

Section 13.01  Notices.

Any notice or communication by the Parent Guarantor, the Issuer, the Trustee or the Collateral Agent to the others is duly given if in writing and published, delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or the Parent Guarantor:

CCF Holdings LLC
6785 Bobcat Way
Suite 200
Dublin, Ohio 43016
Attention:  General Counsel
Fax No.: (614) 798-5921

with a copy to:

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

Attention: Danielle Hunt

E-mail: danielle.hunt@anllianzgi.com

and

Allianz Global Investors U.S. LLC:

600 West Broadway, 29th Fl.

San Diego, CA 92101

Attention: Joseph Marnane

E-mail: joseph.marnane@allianzgi.com

If to the Trustee:

Computershare Trust Company, N.A.
8742 Lucent Boulevard, Suite 225
Highlands Ranch, Colorado 80129
Attention: Corporate Trust
E-mail: corporate.trust@computershare.com
Facsimile: (303) 262-0608

With a copy to:

Perkins Coie LLP
30 Rockefeller Plaza, 22nd Floor
New York, New York 10112-0085
Attention: Ronald Sarubbi
Facsimile: (212) 977-1644

If to the Collateral Agent:

Computershare Trust Company, N.A.
8742 Lucent Boulevard, Suite 225
Highlands Ranch, Colorado 80129
Attention: Corporate Trust
E-mail: corporate.trust@computershare.com
Facsimile: (303) 262-0608

The Parent Guarantor, the Issuer, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, the Issuer shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

Section 13.02  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Parent Guarantor or the Issuer to the Trustee to take any action under this Indenture, the Parent Guarantor or the Issuer, as the case may be, shall furnish to the Trustee or, if such action relates to a Security Document, the Collateral Agent:

(a)        An Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 13.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that an Officers’ Certificate shall not be required in connection with the issuance of Notes or the entering into any of the Notes Documents on the Issue Date; and

(b)        An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 13.03), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)        a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)        a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an

Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d)        a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.04  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05  No Personal Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders.

No director, officer, employee, incorporator, member, partner or stockholder of the Parent Guarantor or the Issuer or any of their parent companies or entities shall have any liability for any obligations of the Parent Guarantor or the Issuer under the Notes, the Guarantees, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.06  Governing Law.

THIS INDENTURE, THE NOTES,  AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07  Waiver of Jury Trial.

THE PARENT GUARANTOR, THE ISSUER, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.08  Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 13.09  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or the Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10  Successors.

All agreements of the Parent Guarantor and the Issuer in this Indenture and the Notes shall bind its respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11  Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12  Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13  Table of Contents, Headings.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14  U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page left intentionally blank. Signature page follows.]

COMMUNITY CHOICE FINANCIAL HOLDINGS, LLC

By:	/s/ Michael Durbin
Name: Michael Durbin
Title: Treasurer

COMMUNITY CHOICE FINANCIAL ISSUER, LLC

By:	/s/ Michael Durbin
Name: Michael Durbin
Title: Treasurer

[Indenture - Signature Page]

COMMUNITY CHOICE FINANCIAL HOLDINGS, LLC

By:	/s/ Jerry Urbanek
Name: Jerry Urbanek
Title: VP, Trust Officer

COMMUNITY CHOICE FINANCIAL ISSUER, LLC

By:	/s/ Jerry Urbanek
Name: Jerry Urbanek
Title: VP, Trust Officer

[Indenture - Trustee and Collateral Agent Signature Page]

EXHIBIT A

SEE REVERSE FOR CERTAIN CONDITIONS

NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE OR OTHER APPLICABLE SECURITIES LAWS. COMMUNITY CHOICE FINANCIAL ISSUER, LLC (THE “ISSUER”) HAS NOT REGISTERED AND DOES NOT INTEND TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”).

THIS NOTE AND INTERESTS IN THIS NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED, EXCHANGED OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS. EACH PERSON WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE (OR AN INTEREST HEREIN), BY PURCHASING OR OTHERWISE ACQUIRING SUCH NOTE OR INTEREST, IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE, FOR THE BENEFIT OF THE ISSUER, THAT IT AND ANY PERSON FOR WHICH IT IS ACTING WILL NOT REOFFER, RESELL, PLEDGE, EXCHANGE OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND ANY STATE OR OTHER APPLICABLE SECURITIES LAWS AND EXCEPT TO A PERSON IT REASONABLY BELIEVES TO BE BOTH A QUALIFIED INSTITUTIONAL BUYER (“QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), AND A QUALIFIED PURCHASER (“QP”), AS DEFINED IN SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT (“QIB/QP”), AND THE RULES AND REGULATIONS THEREUNDER, IN (A) A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IN WHICH CASE IT WILL INFORM SUCH PERSON THAT THE TRANSFER TO SUCH PERSON IS BEING MADE IN RELIANCE ON RULE 144A), OR (B) A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN THE CASE OF A TRANSACTION DESCRIBED IN THIS CLAUSE (B), TO THE RIGHT OF THE ISSUER, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

EACH SUBSEQUENT TRANSFEREE HEREOF OR AN INTEREST HEREIN, BY PURCHASING OR ACCEPTING THIS NOTE (OR AN INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED, THAT:

1.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS A QIB/QP AND IS ACQUIRING THIS NOTE (OR INTERESTS THEREIN) FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR ACCOUNTS OF ONE OR MORE OTHER PERSONS, EACH OF WHICH IS A QIB/QP;

2.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER;

3.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE BENEFICIARIES OF SUCH PLAN;

4.   SUCH TRANSFEREE, AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THIS NOTE (OR INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF NOTES (OR INTERESTS THEREIN);

5.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE PURPOSE OF INVESTING IN THIS NOTE AND/OR OTHER SECURITIES OF THE ISSUER (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE QIB/QPs);

6.   IF SUCH TRANSFEREE, OR ANY PERSON FOR WHICH IT IS ACTING, IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR SECTION 3(c)(7) THEREOF (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(1) OR 3(c)(7) WITH RESPECT TO ITS HOLDERS THAT ARE U.S. PERSONS) AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QP IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER;

7.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THIS NOTE (OR INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE ISSUER AFTER GIVING EFFECT TO THE PURCHASE OF THIS NOTE (OR INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE QIB/QPs);

8.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, UNDERSTANDS THAT ANY SALE OR TRANSFER OF THIS NOTE TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN PARAGRAPHS 1 THROUGH 10 HEREOF WILL BE NULL AND VOID AB INITIO AND NOT HONORED BY THE ISSUER;

9.   SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, AGREES THAT THE ISSUER SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THIS NOTE (OR ANY OWNER OF AN INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN A QIB/QP (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN THESE PARAGRAPHS 1 THROUGH 10 AT THE TIME OF ACQUISITION OF SUCH NOTE (OR

SUCH INTEREST)) TO SELL THIS NOTE (OR SUCH INTEREST THEREIN) WITHIN THIRTY (30) DAYS TO A PERSON THAT IS BOTH A QIB/QP (AND MEETS THE OTHER REQUIREMENTS SET FORTH ABOVE) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE OTHER REQUIREMENTS SET FORTH IN THESE PARAGRAPHS 1 THROUGH 10 AND, IF THE HOLDER FAILS TO EFFECT SUCH A SALE WITHIN THE THIRTY-DAY SALE PERIOD, THE ISSUER SHALL HAVE THE RIGHT TO CAUSE THIS NOTE (OR INTEREST THEREIN) TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE TO A PERSON THAT IS A QIB/QP;

10. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, WILL PROVIDE NOTICE OF THESE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREE AND AGREES NOT TO REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST THEREIN, TO ANY PERSON EXCEPT TO A PERSON THAT (X) MEETS ALL OF THE REQUIREMENTS IN PARAGRAPHS 1 THROUGH 10 HEREOF AND (Y) AGREES NOT TO SUBSEQUENTLY TRANSFER THE NOTES OR ANY INTEREST THEREIN EXCEPT IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS;

11. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF THE PARTICIPANTS FROM THE CLEARING AGENCY OR A CLEARING AGENCY PARTICIPANT;

12. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS AWARE THAT THE SALE, RESALE, PLEDGE, EXCHANGE OR OTHER TRANSFER OF THIS NOTE (OR INTERESTS THEREIN) MUST BE MADE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IN WHICH CASE IT WILL SO INFORM ANY SUBSEQUENT TRANSFEREE THAT THE TRANSFER WILL BE MADE IN RELIANCE ON RULE 144A) OR IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT;

13. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, UNDERSTANDS THAT NEITHER THE ISSUER NOR THE PARENT GUARANTOR WILL REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT AND THAT THE ISSUER AND THE PARENT GUARANTOR ARE RELYING ON AN EXCEPTION FROM REGISTRATION PROVIDED BY SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT; AND

14. SUCH TRANSFEREE, AND EACH PERSON FOR WHICH IT IS ACTING, IS NOT, AND WILL NOT ACQUIRE OR HOLD AN INTEREST IN THIS NOTE FOR, ON BEHALF OR WITH THE ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, ANY OTHER “PLAN” THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3‑101 AS MODIFIED BY SECTION 3(42) OF ERISA OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S.

LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 20369R AA1 ISIN  US20369RAA14

[Form of Face of Amended and Restated Note]

AMENDED AND RESTATED RULE 144A GLOBAL NOTE

as amended to reflect the Maturity Date set forth on the face hereof and the other changes set forth herein or in the Indenture representing up to

$[                     ]

 9.00% Senior Secured Notes due 2023

No.	[$ ]

Community Choice Financial Issuer, LLC

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                 United States Dollars] on June 15, 2023.

Interest Payment Dates:  The last day of each month to stated maturity, or if any such day is not a Business Day, on the next preceding Business Day.

Record Dates:  The 1st day of each month (whether or not a Business Day) next preceding such Interest Payment Date.

Additional provisions of the Notes are set forth on the other side of this Note.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  December 12, 2018

Community Choice Financial Issuer, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

COMPUTERSHARE TRUST COMPANY, N.A., as Authentication Agent

Dated: December 12, 2018

By:
Authorized Signatory

[Back of Note]

9.00% Senior Secured Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.         INTEREST.  Community Choice Financial Issuer, LLC, a Delaware limited liability company, promises to pay interest on the principal amount of this Amended and Restated Note (this “Note” or this “Amended and Restated Note”) at 9.00% per annum from September 6, 2018 (or the most recent Interest Payment Date) until maturity.  The Issuer will pay interest monthly in arrears on the last day of each month, or if any such day is not a Business Day, on the next preceding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date after the amendment and restatement of this Note shall be December 31, 2018.  The Issuer will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of the actual number of days elapsed over a year of 360-days.

2.         METHOD OF PAYMENT.  The Issuer will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the 1st day of each month (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.         PAYING AGENT AND REGISTRAR.  Initially, Computershare Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without prior written notice to the Holders.  The Issuer or any of the Issuer’s Subsidiaries may act in as paying agent or registrar.

4.         INDENTURE.  The Issuer issued the Amended and Restated Notes under an Amended and Restated Indenture, dated as of December 12, 2018 (the “Indenture”), among Community Choice Financial Holdings, LLC, Community Choice Financial Issuer, LLC and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 9.00% Senior Secured Notes due 2023.  The Issuer may issue Additional Notes pursuant to Sections 2.01 and 2.15 of the Indenture, so long as the incurrence thereof is permitted by the

Indenture.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Waiver is effective on and after the Amendment and Restatement Date for all purposes of the Indenture.

5.         OPTIONAL REDEMPTION.

(a)        Except as set forth below under clauses 5(b) hereof, the Notes will not be redeemable at the Issuer’s option.

(b)        At any time prior to June 15, 2023, the Issuer may redeem all or a part of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)        Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

6.         MANDATORY REDEMPTION.  The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.         NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be electronically delivered or mailed by first-class mail, postage prepaid, at least 15 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $250,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8.         DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $250,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

9.         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

10.       AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

11.       DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if and so long as it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.  The Issuer and each Subsidiary Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within ten Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such event.

If the Notes are accelerated or otherwise become due prior to the stated maturity, in each case, as a result of an Event of Default, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the outstanding principal amount of the Notes on the date of such acceleration plus accrued and unpaid interest.

12.       AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13.       GOVERNING LAW.  THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

14.       SECURITY.  The Notes and the Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents.  The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security

Documents.  Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs (i) the Collateral Agent to enter into the Security Documents and (ii) the Collateral Agent and the Trustee to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.

15.       COUNTERPARTS.  This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

16.       CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

c/o CCF Holdings LLC
6785 Bobcat Way
Suite 200
Dublin, Ohio 43016
Attention:  General Counsel
Fax No.:  (614) 798-5921

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                       to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                  .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*       This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

(exchanges or transfers involving Definitive Notes

pursuant to Section 2.06(a) of the Indenture)

c/o CCF Holdings LLC
6785 Bobcat Way
Suite 200
Dublin, Ohio 43016
Attention:  General Counsel
Fax No.:  (614) 798-5921

c/o Computershare Trust Company, N.A.
8742 Lucent Boulevard, Suite 225
Highlands Ranch, Colorado 80129
Attention: Corporate Trust
Facsimile: (303) 262-0608

Re:       9.00% Senior Secured Notes due 2023

Reference is hereby made to the Amended and Restated Indenture, dated as of December 12, 2018 (the “Indenture”), among Community Choice Financial Holdings, LLC, Community Choice Financial Issuer, LLC and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$______________ principal amount of the Notes to be registered in the name of [transferor] (the “Transferor”).  [The Transferor has requested an exchange or transfer of an interest in [$[_______] of the Note to _________ (the “Transferee”).]  If this is a partial transfer, a minimum amount of US$250,000 or any integral multiple of US$1,000 in excess thereof of the Note will remain outstanding.

In connection with the exchange of all or a portion of the Note, the Transferor does hereby certify as follows (check the applicable transaction):

[   ]  The Note is being acquired for its own account, without transfer.

[   ]  The Note is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) who is also a qualified purchaser (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) in reliance on Rule 144A.

[   ]  The Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A under the Securities Act and in compliance with other applicable state and federal securities laws and an opinion of counsel is being furnished to that effect simultaneously with the delivery of this Certificate.

[In connection with a request to transfer all or a portion of the Note to the Transferee, the Transferor does hereby certify as follows:

1)   The transferee, and each Person for which it is acting, is a QIB/QP and is acquiring the Notes (or interests therein) for its own account or for the account or accounts of one or more other Persons, each of which is a QIB/QP.

2)   The transferee, and each Person for which it is acting, is not a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of issuers unaffiliated with such broker-dealer.

3)   The transferee, and each Person for which it is acting, is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds assets of such a plan, if investment decisions with respect to such plan are made solely by the beneficiaries of such plan.

4)   The transferee, and each account for which it is purchasing or otherwise acquiring such Notes (or interests therein), will purchase, hold or transfer at least $250,000 of Notes (or interests therein).

5)   The transferee, and each Person for which it is acting, was not formed, reformed or recapitalized for the purpose of investing in the Notes and/or other securities of the Issuer (unless all of the beneficial owners of such entity’s securities are QIB/QPs).

6)   If the transferee, or any Person for which it is acting, is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(1) or 3(c)(7) with respect to its holders that are U.S. persons) and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a Qualified Purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder.

7)   The transferee, and each Person for which it is acting, has not invested more than 40% of its assets in the Notes (or interests therein) and/or other securities of the Issuer after giving effect to the purchase of the Notes (or interests therein) (unless all of the beneficial owners of such entity’s securities are QIB/QPs).

8)   The transferee, and each Person for which it is acting, understands that any sale or transfer of the Notes (or interests therein) to a Person that does not comply with the requirements set forth in clauses (1) through (10) will be null and void ab initio and not honored by the Issuer.

9)   The transferee, and each Person for which it is acting, agrees that the Issuer shall be entitled to require any Note Owner that is determined not to have been a QIB/QP (and to have met the other requirements set forth in paragraphs 1 through 10 at the time of acquisition of its interests in the Notes) to sell its interests in the Notes within thirty (30) days to a Person that is a QIB/QP (and meets the other requirements set forth above) in a transaction meeting the requirements of Rule 144A and the other requirements set forth in clauses (1) through (10) and, if the Note Owner fails to effect such a sale within the thirty-day sale period, the Issuer shall have the right to cause such interest in the Notes to be transferred in a commercially reasonable sale to a Person that is a QIB/QP.

10)   The transferee, and each Person for which it is acting, will provide notice of these transfer restrictions to any subsequent transferee and agrees not to reoffer, resell, pledge or otherwise transfer the Notes (or interests therein) to any Person except to a Person that (A) meets all of the requirements in clauses (1) through (10) and (B) agrees not to subsequently transfer the Notes or any interest therein except in accordance with these transfer restrictions.

11)   The transferee, and each Person for which it is acting, acknowledges that each Note will bear a legend describing these transfer restrictions.

12)   The transferee, and each Person for which it is acting, understands that the Issuer may receive a list of the participants from DTC or any other depositary holding beneficial interests in the Notes.

13)   The transferee, and each Person for which it is acting, is aware that the sale, resale, pledge, exchange or other transfer of the Notes (or interests therein) must be made in a transaction meeting the requirements of Rule 144A (in which case it will so inform any subsequent transferee that the transfer will be made in reliance on Rule 144A) or a transaction otherwise exempt from the registration requirements of the Securities Act.

14)   The transferee, and each Person for which it is acting, understands that neither the Issuer nor the Parent Guarantor will register as an investment company under the Investment Company Act and that the Issuer and the Parent Guarantor are relying on an exception from registration provided by Section 3(c)(7) of the Investment Company Act.

15)   The transferee, and each Person for which it is acting, is not, and will not acquire or hold an interest in the Notes for, on behalf of or with the assets of, an

“employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, any other “plan” that is subject to Section 4975 of the Code, an entity whose underlying assets are deemed to include “plan assets” pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA or a governmental, non-U.S., church or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.]

This certificate and the statements contained herein are made for your benefit and for the benefit of the Issuer, the Parent Guarantor and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT C

Bloomberg, DTC, and CUSIP Provisions

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

For so long as the Issuer intends to rely on the exception from registration provided by Section

3(c)(7) of the Investment Company Act:

(a) Bloomberg.

(i)         The Issuer shall maintain on the systems of Bloomberg Financial Markets Commodities News (“Bloomberg”) the “Section 3(c)(7)” and “Rule 144A” indicators in place on or about the Closing Date. The Issuer agrees not to change or delete any such indicators, except to the extent that the Issuer is advised by counsel that such indicators may be changed or deleted without adversely affecting the ability of the Issuer to rely on such exception;

(ii)       Except to the extent that the Issuer is advised by counsel that such indicators may be changed or deleted without adversely affecting the ability of the Issuer to rely on such exception, the Issuer shall insure that any Bloomberg screen containing information about any Note includes the following (or similar) language clearly showing that such Global Notes are restricted to Qualified Institutional Buyers and Qualified Purchasers: (A) an indicator that should state: “Issued Under 144A/3c7”; and (B) a display that states that the beneficial interests in a Global Note “are being offered to persons which are both (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) and (ii) Qualified Purchasers (as defined in Section 2(a)(51)(A) of the Investment Company Act).”

(b) DTC.

(i)         Except to the extent that the Issuer is advised that such steps are not necessary for purposes of maintaining the Issuer’s exception pursuant to Section 3(c)(7), the Issuer (or its duly appointed agent) will instruct DTC to take the following steps with respect to the monitoring of resales, pledges, exchanges or other transfers of beneficial interests in a Global Note with a view toward ensuring that such transfers are made in accordance with the transfer restrictions set forth in the Amended and Restated Indenture, dated as of December 12, 2018 (the “Indenture”) and herein:

(A)  The DTC 20-character security descriptor and the 48-character additional descriptor will indicate with marker “3c7” that sales, resales, pledges, exchanges or other transfers of beneficial interests in a Global Note are limited to Qualified Institutional Buyers that are Qualified Purchasers;

(B)  Where DTC delivers an order ticket to purchasers of beneficial interests in the Global Note issued in the form of a physical ticket, it will have the 20-character security descriptor printed on it; where DTC delivers an order ticket electronically, a “3c7” indicator will appear on it and a related user manual for participants will be included which will contain a description of the relevant restrictions;

(C)  DTC will send an “Important Notice” outlining the issuer’s 3(c)(7) restrictions as set forth herein applicable to the Global Notes to all DTC participants in connection with the initial offering in the form provided for such notice;

(D)  Upon the request of the Issuer, DTC will send the Issuer a list of all DTC participants holding beneficial interests in the Global Note so that the Issuer can send a notice to those participants in the form described in paragraph (b)(iii) of this Exhibit C stating that sales are limited to Qualified Institutional Buyers and Qualified Purchasers; and

(E)  DTC will include the name of the Issuer and the CUSIP number of the Global Notes in the Reference Directory which DTC distributes periodically to all DTC participants, which includes the names of all Section 3(c)(7) issuers and the CUSIP numbers of all 3(c)(7) securities in DTC (which also includes a paragraph explaining the Qualified Institutional Buyer and Qualified Purchaser restrictions in more detail).

The Issuer agrees not to instruct DTC to cease taking any of the steps numbered (A) to (E) above (inclusive) unless the Issuer first obtains an opinion of counsel to the effect that, for so long as the Issuer intends to rely on the exception from registration provided by Section 3(c)(7) of the Investment Company Act, such action will not have an adverse effect on the ability of the Issuer to rely on such exception.

(ii)       Except to the extent that such verification may be omitted without adversely affecting the ability of the Issuer to rely on such exception, the Issuer shall verify that the CUSIP numbers obtained by or on behalf of the Issuer for inclusion in the confirmations relating to the trades of the Notes have, in each case, a fixed field which has “3c7” and “144A” indicators (as further provided below in paragraph (c)(i)). The Issuer agrees that it will not cease to provide such verifications without first obtaining an opinion of counsel to the effect that, for so long as the Issuer intends to rely on the exception from registration provided by Section 3(c)(7) of the Investment Company Act, such action will not have an adverse effect on the ability of the Issuer to rely on such exception.

(iii)      The Issuer covenants and agrees that at least annually the Issuer will send, or cause to be sent, a notice to each participant in DTC holding an interest in the Global Notes (together with a request to forward such notice to beneficial owners holding through such participant) to the effect that: (A) each beneficial owner of a Global Note must be both a Qualified Institutional Buyer and a Qualified Purchaser which meets the requirements set out in the restrictive legend set forth immediately below this paragraph (b)(iii) of this Exhibit C; (B) a beneficial interest in the Global Note can only be transferred in accordance with the restrictive legend appearing on the face thereof and set forth immediately below this paragraph (b)(iii) of this Exhibit C, and (C) the Issuer and the Trustee have the right to force any beneficial owner of the Global Note who is not both a Qualified Institutional Buyer and a Qualified Purchaser to transfer such beneficial interest to a Qualified Institutional Buyer that is a Qualified Purchaser and meets the restrictions set forth in the legend of the Notes.

(c) CUSIP.

(i)         The Issuer will obtain a 9-digit CUSIP number for the Global Notes from the CUSIP Service Bureau and will insure that the CUSIP Service Bureau establish a fixed field attached to such CUSIP number which contains the “3c7” and “144A” indicators.

(ii)       In fulfilling its obligations set forth in this paragraph (c) of this Exhibit C, the Issuer shall verify that the CUSIP numbers issued by the CUSIP Service Bureau have the appropriate indicators attached on the Bloomberg screen. The Issuer, prior to each initial issuance of any Notes having a separate CUSIP number, shall view the Bloomberg description of such Notes to verify that the appropriate indicators are present.